Exhibit 99.1

UNION PACIFIC ANNOUNCES 26 PERCENT DIVIDEND

INCREASE FOR FOURTH QUARTER 2011

FOR IMMEDIATE RELEASE

Omaha, Neb., November 17, 2011 – Union Pacific Corporation (NYSE: UNP) announced that its Board of Directors voted today to increase the quarterly dividend on the company’s common shares by 26 percent to 60 cents per share. The increased dividend is payable January 2, 2012, to stockholders of record on November 30, 2011.

“We’re generating record free cash flows and making significant capital investments to add value for customers, all of which is driving improved shareholder returns,” said Jim Young, Union Pacific chairman and chief executive officer. “We remain confident in our business strategy going forward, allowing us to increase the dividend for the second time this year. Dividends per share in 2011 have increased a total of 58 percent, a significant step toward achieving our target payout ratio of approximately 30 percent on a declared basis.”

Union Pacific has paid dividends on its common stock for 112 consecutive years.

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About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country. Union Pacific serves many of the fastest-growing U.S. population centers and provides Americans with a fuel-efficient, environmentally responsible and safe mode of freight transportation. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad emphasizes excellent customer service and offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Investor contact is Michelle Gerhardt, (402) 544-4227.

Media contact is Donna Kush, (402) 544-3753.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to its growth opportunities and long-term business fundamentals; and its ability to increase its dividend, meet its targeted payout ratio, and provide value to customers and returns to shareholders. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved including forward -looking statements regarding its long-term business fundamentals and its ability to capitalize on growth opportunities and reward shareholders. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2010, which was filed with the SEC on February 4, 2011. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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